Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Avalon Pharmaceuticals, Inc. 2005 Omnibus Long-Term Incentive Plan, as amended, of our report dated March 23, 2006, with respect to the financial statements of Avalon Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
November 2, 2006
McLean, Virginia